UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BROOKFIELD REAL ESTATE INCOME TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	82-2365593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Vesey Street, 15th Floor, New York, New York	10281
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-255557

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed by Brookfield Real Estate Income Trust Inc. (the “Registrant”) to register its common stock, par value $0.01 per share (“Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The descriptions of the shares of Common Stock of the Registrant registered hereby are incorporated by reference herein to the “Suitability Standards,” “Net Asset Value Calculation and Valuation Guidelines,” “Description of Capital Stock” and “Share Repurchases” sections of the prospectus contained in the Registrant’s Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2021 (File No. 333-255557) and all amendments and supplements to such registration statement subsequently filed with the SEC, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Exhibit Number	Description of Documents

1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the Securities and Exchange Commission on April 12, 2018 (File No. 333-223022))

2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the Securities and Exchange Commission on February 14, 2018 (File No. 333-223022))

3	Articles of Amendment of Oaktree Real Estate Income Trust, Inc. dated June 13, 2018 (filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q on June 14, 2018 and incorporated herein by reference)

4	Articles Supplementary of Oaktree Real Estate Income Trust, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on February 16, 2021 and incorporated herein by reference)

5	Second Articles of Amendment of Brookfield Real Estate Income Trust Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on November 8, 2021 and incorporated herein by reference)

6	Articles Supplementary of Brookfield Real Estate Income Trust Inc. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on November 8, 2021 and incorporated herein by reference)

7	Certificate of Correction to Brookfield Real Estate Income Trust Inc.’s Articles Supplementary (filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K on November 8, 2021 and incorporated herein by reference)

8	Third Articles of Amendment of Brookfield Real Estate Income Trust Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on January 10, 2022 and incorporated herein by reference)

9	Share Repurchase Plan (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K on November 8, 2021 and incorporated herein by reference)

10	Distribution Reinvestment Plan (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K on November 17, 2021 and incorporated herein by reference)

11	Brookfield Share/OP Unit Repurchase Arrangement (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 25, 2022 and incorporated herein by reference)

12	Form of Subscription Agreement (filed as Exhibit 4.1 of the Registrant’s Pre-Effective Amendment No. 3 to Registration Statement on Form S-11 filed on October 28, 2021 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BROOKFIELD REAL ESTATE INCOME TRUST INC.

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

Date: April 29, 2022